Exhibit 10.1

For Immediate Release
Monday, June 16, 2014
Contact: Kate Snedeker, Emmis
kate@emmis.com, 317.266.0100

Emmis Purchases Controlling Interest in Dynamic Pricing Company Digonex
Indianapolis….Emmis Communications Corporation (Nasdaq: EMMS) today announced it has purchased a controlling interest in Digonex, a dynamic pricing company with clients including major sports teams, retailers, cultural institutions, and entertainment companies.
“We are certain that dynamic pricing is the future of all inventory management,” said Emmis Chairman and CEO Jeff Smulyan. “As a company that sells hundreds of millions of dollars in advertising units, we believe that this acquisition will help us find the optimal price for our entire inventory and increase revenue opportunities. We also believe that our operational skills, including our expertise in sales, marketing and finance, will help the Digonex team become a leader in this space.”

More businesses are viewing dynamic pricing as a competitive, intelligent, and strategic opportunity to transform their business in a challenged economy. Digonex’s automated pricing solutions make use of dozens of parameters to continuously identify the ‘sweet spot’ where prices follow perceived market value and generate maximum economic return for clients while providing fair prices for consumers.
Jan Eglen, Ph.D., one of the founders of Digonex, will play an active role in the company going forward. “We believe we have the best answer in the dynamic pricing market, and are thrilled to partner with Emmis to leverage their resources and scale our solution to a broader audience. I’m looking forward to working with Jeff, Greg and the Emmis team.”

Greg Loewen, Emmis’ Chief Strategy Officer/President of Emmis Publishing, will add the title of President and CEO of Digonex. "I'm excited to have the opportunity to work with Jan and the rest of the team at Digonex on the next phase of the company's growth and evolution,” Loewen said. “We believe that Digonex's game-changing technology can help companies across numerous industries achieve superior growth and profitability and that the dynamic pricing space represents a significant growth opportunity for Emmis."
Digonex services a wide variety of businesses ensuring they get the most revenue from their products or services. Named clients include the Anaheim Ducks, Lids Sports Group, and the University of Washington. The Indianapolis Zoo specifically selected Digonex because the company’s technology will allow the Zoo to manage its daily attendance in ways that maximize positive guest experience.

Under the terms of the agreement, Emmis has made an initial investment in Digonex, with an additional investment coming soon to fund expansion of Digonex’s business contemplated later in the year. Digonex most recently worked with Emmis on the pricing for HOT 97's popular Summer Jam concert.

Exhibit 10.1

Emmis Communications – Great Media, Great People, Great Service®
About Emmis Communications Emmis Communications Corporation is a diversified media company, principally focused on radio broadcasting. Emmis operates the 9th largest radio portfolio in the United States based on total listeners. Emmis owns 19 FM and 4 AM radio stations in New York, Los Angeles, St. Louis, Austin (Emmis has a 50.1% controlling interest in Emmis’ radio stations located there), Indianapolis and Terre Haute, IN.

Note: Certain statements included in this press release which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will,” “plan,” “should” or “could” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Emmis to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:
• General economic and business conditions;
• Fluctuations in the demand for advertising and demand for different types of advertising media;
• Our ability to service our outstanding debt;
• Increased competition in our markets and the broadcasting industry;
• Our ability to attract and secure programming, on-air talent, writers and photographers;
• Inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
• Increases in the costs of programming, including on-air talent;
• Inability to grow through suitable acquisitions or to consummate dispositions;
• Changes in audience measurement systems
• New or changing regulations of the Federal Communications Commission or other governmental agencies;
• Competition from new or different technologies;
• War, terrorist acts or political instability; and
• Other factors mentioned in documents filed by Emmis with the Securities and Exchange Commission.
Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

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